EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-54871, 333‑39531, 333-39533, 333-49371, 333-61897, 333-80967, 333-46228, 333-56146, 333-108033, 333‑119472, 333-137483, 333-144957, 333-153801, 333-160247 and 333-175609 on Form S-8, of our report dated June 28, 2012, relating to the financial statements and supplemental schedule of Best Buy Retirement Savings Plan, (which report expresses an unqualified opinion appearing in this Annual Report on Form 11-K of Best Buy Retirement Savings Plan for the year ended December 31, 2011.

Minneapolis, Minnesota
June 28, 2012